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                                                                   Exhibit 10.43


                         ASSIGNMENT AND FIRST AMENDMENT
                             TO EMPLOYMENT AGREEMENT

         ASSIGNMENT AND FIRST AMENDMENT TO EMPLOYMENT AGREEMENT, dated as of December 13, 2000 ("First Amendment"), by and among PeopleMover, Inc. (the "Employer" or "PeopleMover"), Opus360 Corporation ("Assignee") and Patrick Moore ("Employee").

         WHEREAS, the Employer and Employee are parties to an employment agreement, dated as of January 30, 2000 (the "Original Employment Agreement" and as amended by this First Amendment, the "Employment Agreement"), pursuant to which Employee was engaged as Employer's Vice President, Business Development;

         WHEREAS, it is the desire of Employee and the Employer that Employee commence to be employed as Senior Vice President, Sales of the Assignee, that the Assignee assume the Original Employment Agreement and the terms of the Original Employment Agreement be modified as set forth in this First Amendment;

         NOW THEREFORE, in consideration of the foregoing and of the mutual promises hereinafter set forth, the parties hereto agree as follows:

Section 1.        DEFINED TERMS.

         All references to the Employer in the Original Employment Agreement shall as of the Effective Date (defined below) be deemed to refer to the Assignee. Except as provided in the preceding sentence, the terms used herein but not defined herein shall have the meanings set forth in the Original Employment Agreement.

Section 2.        EFFECTIVE DATE.

         When fully executed by the parties hereto, this First Amendment shall be effective as of January 1, 2001 (the "Effective Date").

Section 3. DUTIES. The first sentence of Section 1 of the Original Employment Agreement is hereby amended in its entirety, to read as follows:

         "Employer agrees to employ Employee, and Employee agrees to be so employed, as Senior Vice President Sales, of Employer, or such other title as may be given to Employee from time to time, reporting directly to the President and Chief Operating Officer of Employer."

Section 4.        COMPENSATION.

                                        (a) Salary. Section 2(a) of the Original
                               Employment Agreement is hereby amended by adding the following sentences after the first sentence thereof:

         "With effect from January 1, 2001, the Employee's Annual Salary shall be increased to the rate of $185,000.00 per annum, less all applicable federal, state and local withholding taxes payable in accordance with Employer's standard payroll policies. Employee shall also be paid, for the period commencing on January 1, 2001 and ending on June 30, 2001, a salary supplement equal to $1,250.00 per pay period. In addition, for fiscal year 2001 only, upon achievement of specific MBO's and Company revenue targets to be agreed between Employee and the President and Chief Operating Officer within thirty days after the execution of this First Amendment, Employee shall be eligible to receive a bonus in the amount of up to $17,500 payable after the end of the third calendar quarter of 2001, up to $17,500 payable after the end of the fourth calendar quarter of 2001, and up to $115,000 at the time of general distribution of 2001 bonuses, in each case less applicable withholding and deductions. If the MBO's established for any of such bonuses are not


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         achieved within the time period specified for the achievement of such MBO's, such bonus shall not be payable then or thereafter."

Section 5.        NOTICES.

         Any notice to be provided to Employer under the Employment Agreement shall be given by delivering such notice through any of the methods set forth in
Section 7 of the Employment Agreement to:

                  Opus360 Corporation
                  39 West 13th Street, 3rd Floor
                  New York, New York 10011
                  attn: President and COO
                  facsimile number: 212-884-1900

         with a copy to the Executive Vice President and General Counsel at the same address, facsimile number: 212-884-6220.

Section 6. ASSIGNMENT. PeopleMover, Inc. hereby assigns to Opus360 Corporation all of its right title and interest in and to the Original Employment Agreement as modified by this First Amendment, and Opus360 Corporation hereby assumes all of the obligations of PeopleMover, Inc. under the Original Employment Agreement as amended by this First Amendment.

Section 7.        ENTIRE AGREEMENT.

         The Original Employment Agreement as modified by this First Amendment sets forth the entire agreement with respect to the subject matter hereof and supersedes any other understandings, commitments or agreements pertaining to the subject matter hereof. Neither party has made any representations or warranties except as expressly set forth in the Original Employment Agreement as modified by this First Amendment. The parties recognize and agree that the Original Employment Agreement will continue in full force and effect, and, except as expressly modified by this First Amendment, is hereby ratified and confirmed in its entirety. This First Amendment may not be modified except in a writing signed by both parties and shall be interpreted under the laws of the State of New York without reference to its choice of law rules.

         IN WITNESS WHEREOF, the undersigned have executed this First Amendment as of the date first written above.


                                                     PATRICK MOORE


                                                     /s/ Patrick Moore
                                                     -----------------


                                                     PEOPLEMOVER, INC.


                                                     By: /s/ Richard S. Miller
                                                         ---------------------
                                                     Name:    Richard S. Miller
                                                     Title:   President


                                                     OPUS360 CORPORATION


                                                     By: /s/ Richard S. Miller
                                                         ---------------------
                                                     Name:    Richard S. Miller
                                                     Title:   President and COO


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